As filed with the Securities and Exchange Commission on January 10, 2025.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

CALIDI BIOTHERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	86-2967193
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

4475 Executive Dr., Suite 200

San Diego, CA 92121

(858) 794-9600

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Allan J. Camaisa

Chief Executive Officer

Calidi Biotherapeutics, Inc.

4475 Executive Dr., Suite 200

San Diego, CA 92121

(858) 794-9600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jay K. Yamamoto, Esq.

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas, 31st Floor

New York, New York 10036

(212) 930-9700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plants, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement relating to these securities that has been filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

(Subject to Completion, dated January 10, 2025)

PROSPECTUS

$25,000,000

Calidi Biotherapeutics, Inc.

Common Stock

Preferred Stock

Warrants

Units

We may from time to time, in one or more offerings at prices and on terms that we will determine at the time of each offering, sell common stock, preferred stock, warrants, or a combination of these securities, or units, up to a total offering price of $25,000,000.

This prospectus describes the general manner in which our securities may be offered using this prospectus. Each time we offer and sell securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

We are an “emerging growth company” under applicable Securities and Exchange Commission rules and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our common stock is currently traded on the NYSE American LLC (“NYSE”) under the symbol “CLDI”. On January 8, 2025, the last reported sales price for our common stock was $1.35 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing of the securities on NYSE or any other securities market or exchange covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

We may offer the securities directly or through agents or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of the securities their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. We can sell the securities through agents, underwriters or dealers only with delivery of a prospectus supplement describing the method and terms of the offering of such securities. See “Plan of Distribution.”

The aggregate market value of our outstanding common stock held by non-affiliates was approximately $89.4 million which was calculated based on 26,463,739 shares of outstanding common stock held by non-affiliates as of January 10, 2025, and a price per share of $3.38, the closing price of our common stock on November 13, 2024.

Investing in our securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus and in any accompanying prospectus supplement, as well as the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated          , 2025

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference into this prospectus. If any person does provide you with information that differs from what is contained or incorporated by reference in this prospectus, you should not rely on it. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You should assume that the information contained in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information contained in any document we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. These documents are not an offer to sell or a solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one of more offerings up to a total dollar amount of proceeds of $25,000,000. This prospectus describes the general manner in which our securities may be offered by this prospectus. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus or in documents incorporated by reference in this prospectus. The prospectus supplement that contains specific information about the terms of the securities being offered may also include a discussion of certain U.S. Federal income tax consequences and any risk factors or other special considerations applicable to those securities. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus or in documents incorporated by reference in this prospectus, you should rely on the information in the prospectus supplement.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date. You should carefully read both this prospectus and any prospectus supplement together with the additional information described under “Where You Can Find More Information” before buying any securities in this offering.

The terms “Calidi”, the “Company,” “we,” “our,” or “us,” in this prospectus refer to Calidi Biotherapeutics, Inc. and its wholly-owned subsidiaries, unless the context suggests otherwise.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the documents incorporated by reference herein and any accompanying prospectus supplement may contain or incorporate forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements stated in or implied by these forward-looking statements. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provision under Section 27A of the Securities Act and 21E of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”), and as defined in the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words.

These forward-looking statements may include, but are not limited to, statements related to our expected business, new product introductions, results of clinical studies, expectations regarding regulatory clearance and the timing of FDA or non-US filings or approvals including meetings with FDA or non-U.S. regulatory bodies, our ability to raise funds for general corporate purposes and operations, including our research activities and clinical trials, procedures and procedure adoption, future results of operations, future financial position, our ability to generate revenues, our financing plans and future capital requirements, anticipated costs of revenue, anticipated expenses, the effect of recent accounting pronouncements, our anticipated cash flows, our ability to finance operations from cash flows or otherwise, and statements based on current expectations, estimates, forecasts, and projections about the economies and markets in which we operate and intend to operate and our beliefs and assumptions regarding these economies and markets.

These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. You should refer to the “Risk Factors” section of this prospectus, any accompanying prospectus supplement, and our annual reports on Form 10-K and quarterly reports on Form 10-Q filed with the SEC for specific risks that could cause actual results to be significantly different from those stated in or implied by these forward-looking statements. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments, and other factors they believe to be appropriate. These statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance, or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in the documents incorporated by reference herein. You should not rely upon forward-looking statements as predictions of future events.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by law, we are under no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus. You should read this prospectus, any accompanying prospectus supplement and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from any future results stated in or implied by these forward-looking statements.

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PROSPECTUS SUMMARY

This summary highlights certain information about us and selected information contained in the prospectus. This summary is not complete and does not contain all of the information that may be important to you. For a more complete understanding of the Company, we encourage you to read and consider the more detailed information included or incorporated by reference in this prospectus and our most recent consolidated financial statements and related notes.

Company Overview

We are a clinical-stage immuno-oncology company that is developing innovative stem cell-based and enveloped platforms for the delivery and potentiation of oncolytic virotherapies to treat cancer. Our pipeline includes off-the-shelf product candidates designed to protect oncolytic viruses from being quickly inactivated by the patient’s immune system and target tumor sites. Once approved by the FDA, this improved delivery, both localized and systemic, and increased potency will enable us to develop treatments that target various types of cancer at different stages of progression. Our goal is to create therapies that work on any tumor, regardless of its genetic profile (universal treatments). In addition to direct targeting and killing cancer cells, our oncolytic virotherapies have shown signs of changing the tumor immune environment to induce strong anti-tumor immunity that could lead to better cancer treatment and prevent tumor recurrence.

CLD-101 (NeuroNova™ Platform) for Newly Diagnosed High Grade Glioma (“HGG”) (also referred to as “NNV1” as to the indication). CLD-101 is our product candidate utilizing our NeuroNova™ Platform targeting HGG. Prior to our licensing agreement with Northwestern University, an open-label, investigator sponsored, Phase 1, dose- escalation clinical trial for NNV1 in patients with newly diagnosed high-grade gliomas was completed. This clinical trial demonstrated that single administration of CLD-101 was well tolerated in patients with newly diagnosed HGG. Subject to funding, Northwestern University anticipates to commence a Phase 1b clinical trial during the first quarter of 2025. This trial will explore the final dosing regimen for NNV1, including the feasibility of repeated dosing in newly diagnosed HGG. Extensive biomarker analysis will be performed on tumor biopsies and blood samples to determine viral distribution, specific tumor targeting and induction of anti-tumor immunity.

CLD-101 for Recurrent HGG (also referred to as “NNV2” as to the recurrent HGG indication). A phase 1 study evaluating the safety and feasibility of administering repeated doses of CLD-101 intracerebrally to patients with recurrent high-grade gliomas began treatment in May 2023. The study is being run by our partner, City of Hope, and started enrolling cohort 4 in January 2024. Clinical data from patients with recurrent HGG treated with repeated doses of CLD-101 is planned to support the start of a trial of repeated doses in newly diagnosed HGG.

CLD-201 (SuperNova™) for Advanced Solid Tumors (triple-negative breast cancer (“TNBC”), head & neck squamous cell carcinoma (HNSCC), and advanced soft tissue sarcoma (also referred to as “SNV1”). SNV1 is our first internally developed pre-clinical product candidate utilizing our SuperNova™ Delivery Platform. Based on our pre-clinical studies, we believe SNV1 has therapeutic potential for the treatment of multiple solid tumors such as head and neck cancer, triple-negative breast cancer and melanoma. We have held a pre-IND meeting with FDA to discuss the filing of our IND application for the clinical development of CLD-201. We anticipate commencing a Phase 1 clinical trial for SNV1 during the first half of 2025.

CLD-301 (AAA) for Multiple Indications. We are also currently engaged in early discovery research involving Adult Allogeneic Adipose-derived (“AAA”) stem cells for various indications and therapies. These AAA stem cells are theoretically multipotent, differentiating along the adipocyte, chondrocyte, myocyte, neuronal, and osteoblast lineages, and may have the ability to serve in other capacities, such as providing hematopoietic support and gene transfer with potential applications for repair and regeneration of acute and chronically damaged tissues. Pre-clinical studies involving toxicity and efficacy will be needed before an IND application may be filed with the FDA.

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Our subsidiary Nova Cell, Inc. (“Nova Cell”) was formed to be a technology service provider that develops innovative stem cell-based products using our cellular manufacturing process. Through Nova Cell we anticipate expanding potential uses from oncology to other fields that require regenerative medical applications, such as cosmetics, orthopedics, auto-immune diseases, and various other therapies.

CLD-400 (RTNova) for Lung cancer and Metastatic Solid Tumors, our pre-clinical program involving enveloped oncolytic viruses (discovery phase), builds upon our experience of using cells to protect, potentiate and deliver virotherapies. CLD-400 program is derived from research from prior pre-clinical CLD-202 program. RTNova consists of an engineered vaccinia virus enveloped by a cell membrane, that is potentially capable of targeting lung cancer and advanced metastatic disease due to its increased ability to survive in the bloodstream. Metastatic solid tumors involve cancer cells that break away from where they first formed (primary cancer) and travel through the blood or lymph system to form new tumors, known as metastatic tumors, in other parts of the body. In preclinical studies, RTNova has shown early signs of its resistance to human humoral immunity and capability to target multiple distant and diverse tumors and transform their microenvironments leading to their elimination. In addition, the program has shown potential synergistic effects with other immunotherapies, including cell therapies, to attack and eliminate disseminated solid tumors.

Since inception, our operations have focused on organizing and staffing our company, business planning, raising capital, acquiring and developing our technology, establishing our intellectual property portfolio, identifying potential product candidates and undertaking preclinical studies and manufacturing. We do not have any products approved for sale and have not generated any revenue from product sales. We have funded our operations primarily through private sales of common stock, convertible preferred stock, contingently convertible and convertible promissory notes, term loans, lines of credit, and Simple Agreements for Future Equity (“SAFE”). These investments have included and have been made by various related parties, including our largest investor and Chief Executive Officer and Chairman of the Board of Directors.

Since inception, we have incurred significant operating losses. Our net loss was $5.1 million and $18.1 million for the three and nine months ended September 30, 2024, respectively. As of September 30, 2024, we had an accumulated deficit of $117.6 million. We expect to continue to incur significant and increasing expenses and operating losses for the foreseeable future, as we advance our current and future product candidates through preclinical and clinical development, manufacture drug product and drug supply, seek regulatory approval for our current and future product candidates, maintain and expand our intellectual property portfolio, hire additional research and development and business personnel and operate as a public company.

Changes in economic conditions, including rising interest rates, public health issues, including the COVID-19 pandemic and its aftereffects, lower consumer confidence, volatile equity capital markets and ongoing supply chain disruptions and the impacts of geopolitical conflicts, may also affect our business.

We will not generate revenue from product sales unless and until we successfully complete clinical development and obtain regulatory approval for our product candidates. In addition, if we obtain regulatory approval for our product candidates and do not enter into a third-party commercialization partnership, we expect to incur significant expenses related to developing our commercialization capability to support product sales, marketing, manufacturing and distribution activities.

As a result, we will need substantial additional funding to support our continuing operations and pursue our growth strategy. Until we can generate significant revenue from product sales, if ever, we expect to finance our operations through a combination of public or private equity offerings and debt financings or other sources, such as potential collaboration agreements, strategic alliances and licensing arrangements. We may be unable to raise additional funds or enter into such other agreements or arrangements when needed on acceptable terms, or at all. Our inability to raise capital or enter into such agreements as, and when needed, could have a material adverse effect on our business, results of operations and financial condition.

Based on our operating plan, we believe we do not have sufficient cash on hand to support current operations for at least one year from the date of issuance of our unaudited condensed consolidated financial statements as of, and for the three and nine months ended September 30, 2024. We have concluded that this circumstance raises substantial doubt about our ability to continue as a going concern. See Note 1 to our unaudited condensed consolidated financial statements. In addition, we will be required to raise additional capital through the issuance of our equity securities to support our operations which will have an ownership and economic dilutive effect to our current shareholders who purchased their shares of common stock at prices above our current trading price, and such capital raising may adversely affect the price of our common stock. Further, the sale of or the perception of a sale of a substantial number of our common stock by certain selling securityholders pursuant to another registration statement filed with the SEC will adversely affect the price of our common stock due to our limited trading volume and adversely affect the share price that we may obtain in future financings and may adversely affect our ability to conduct and complete future financings.

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Recent Issuances of shares of common stock

At the Market Offering Agreement

On October 11, 2024, the Company entered into an At The Market Offering Agreement (the “Sales Agreement”) with Ladenburg Thalmann & Co. Inc. (the “Ladenburg”), pursuant to which the Company, from time to time, sold shares of common stock in “at the market” offerings through or to Ladenburg, acting as agent or principal, shares of the Company’s common stock, initially having an aggregate offering price of up to $5.1 million. Sales of the shares of common stock, were made at prevailing market prices at the time of the sale, or as otherwise agreed with Craig-Hallum. During the period from October 11, 2024, through January 10, 2025, the Company issued a total of 2,197,181 shares of common stock pursuant to the Sales Agreement for aggregate gross proceeds of $3.6 million.

Securities Purchase Agreement

On October 23, 2024, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors (the “Purchasers”), pursuant to which the Company agreed to issue to the Purchasers, (i) in a registered offering, 2,050,000 shares of the Company’s common stock, par value $0.0001 per share, at a purchase price of $1.00 per share, and (ii) in a concurrent private placement, Series E common stock purchase warrants to purchase up to 2,050,000 shares of Common Stock (the “Series E Common Warrants”) and Series F common stock purchase warrants to purchase up to 2,050,000 shares of Common Stock (the “Series F Common Warrants” and together with the Series E Common Warrants, the “Common Warrants”). Such registered direct offering and concurrent private placement are referred to herein as the “Transactions.”

The Series E Common Warrants are exercisable on the date that is six (6) months from the date of issuance for a term of one (1) year from the initial exercise date and have an exercise price of $1.13 per share of Common Stock, and the Series F Common Warrants are exercisable on the date that is six (6) months from the date of issuance for a term of five (5) years from the initial exercise date and have an exercise price of $1.13 per share of Common Stock. The Common Warrants may be exercisable via “cashless exercise” in certain circumstances.

The closing of the Transactions took place on October 24, 2024. The gross proceeds from the Transactions were approximately $2.1 million, before deducting placement agent fees and other offering expenses payable by the Company and excluding the net proceeds, if any, from the exercise of the Common Warrants or Placement Agent Warrants (as defined below). The shares were offered by the Company pursuant to a shelf registration statement on Form S-3 (File No. 333-282456), which was declared effective by the Securities Exchange Commission on October 10, 2024.

The Common Warrants and the Common Warrant Shares were issued in a concurrent private placement and without registration under the Securities Act of 1933, as amended (the “Securities Act”), and in reliance on the exemption provided in Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder.

On October 23, 2024, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with Ladenburg Thalmann & Co. Inc., as the placement agent (the “Placement Agent”), pursuant to which the Placement Agent agreed to act on a reasonable “best efforts” basis, in connection with the Transactions. The Company agreed to pay the Placement Agent an aggregate cash fee of 8.0% of the gross proceeds from the sale of securities in the Transactions, a 1% management fee of the gross proceeds and reimburse certain out-of-pocket expenses. As additional compensation to the Placement Agent, in connection with the Transactions, the Company issued to the Placement Agent (or its designees) a warrant (the “Placement Agent Warrant”) to purchase an aggregate of 102,500 shares of Common Stock (the “Placement Agent Warrant Shares”), equal to 5% of the aggregate number of shares of Common Stock sold in the registered direct offering, at an exercise price per share equal to $1.25, which is equal to 125% of the offering price of the Shares. The Placement Agent Warrants are exercisable six (6) months from the date of issuance and expire on the five-year anniversary of Initial Exercise Date (as defined in the Placement Agent Warrant). The Placement Agent Warrant may be exercisable via “cashless exercise” in certain circumstances.

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Public Offering – November 2024

On November 14, 2024, we entered into a Placement Agency Agreement (the “Agreement”) with the Placement Agent, pursuant to which the Company issued in a public offering 4,437,869 shares of the Company’s Common Stock (the “Shares”), at a purchase price of $1.69 per Share. The closing of the offering took place on November 15, 2024. The gross proceeds from the offering were approximately $7.5 million, before deducting Placement Agent fees and other offering expenses payable by the Company and excluding the net proceeds, if any, from the exercise of the Placement Agent Warrants (as defined below).

The Shares were offered by the Company pursuant to a shelf registration statement on Form S-3 (File No. 333-282456), which was declared effective by the Securities Exchange Commission on October 10, 2024, and a prospectus supplement dated November 14, 2024 and the base prospectus included therein.

Pursuant to the terms of the Agreement, and subject to certain exceptions as set forth therein, the Company agreed not to enter into an agreement involving a variable rate transaction until six (6) months following the closing of the offering. In addition, each of the Company and the Company’s directors and executive officers have entered into lock-up agreements pursuant to which each of them has agreed not to, for a period of fifteen (15) days and ninety (90) days, respectively, from the closing of the offering, offer, sell, transfer or otherwise dispose of the Company’s securities, subject to certain exceptions. Notwithstanding, the Company’s Chief Executive Officer, after twenty-five (25) days and until the end of the lock-up period, may, to address personal tax planning strategies, sell no more than 10,000 shares of Common Stock. The Placement Agent may waive the terms of these lock-up agreements in its sole discretion and without notice.

Pursuant to the Agreement, the Placement Agent agreed to act on a reasonable “best efforts” basis, in connection with the offering. The Company agreed to pay the Placement Agent an aggregate cash fee of 8.0% of the gross proceeds from the sale of securities in the offering, a 1% management fee of the gross proceeds and reimburse certain out-of-pocket expenses. As additional compensation to the Placement Agent, in connection with the Transactions, the Company issued to the Placement Agent (or its designees) a warrant (the “Placement Agent Warrant”) to purchase an aggregate of 221,893 shares of Common Stock (the “Placement Agent Warrant Shares”), equal to 5% of the aggregate number of shares of Common Stock sold in the offering, at an exercise price per share equal to $2.1125, which is equal to 125% of the offering price of the Shares. The Placement Agent Warrants are exercisable six (6) months from the date of issuance and expire on the five-year anniversary of Initial Exercise Date (as defined in the Placement Agent Warrant). The Placement Agent Warrant may be exercisable via “cashless exercise” in certain circumstances.

Public Offering – January 2025

On January 9, 2025, we entered into a Placement Agency Agreement (the “Agreement”) with the Placement Agent, pursuant to which the Company issued in a public offering 5,000,000 shares of the Company’s Common Stock (the “Shares”), at a purchase price of $0.85 per Share. The closing of the offering took place on January 10, 2025. The gross proceeds from the offering were approximately $4.25 million, before deducting Placement Agent fees and other offering expenses payable by the Company and excluding the net proceeds, if any, from the exercise of the Placement Agent Warrants (as defined below).

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The Shares were offered by the Company pursuant to a shelf registration statement on Form S-3 (File No. 333-282456), which was declared effective by the Securities Exchange Commission on October 10, 2024, and a prospectus supplement dated January 9, 2025 and the base prospectus included therein.

Pursuant to the terms of the Agreement, and subject to certain exceptions as set forth therein, the Company agreed not to enter into an agreement involving a variable rate transaction until six (6) months following the closing of the offering. In addition, each of the Company and the Company’s directors and executive officers have entered into lock-up agreements pursuant to which each of them has agreed not to, for a period of fifteen (15) days and ninety (90) days, respectively, from the closing of the offering, offer, sell, transfer or otherwise dispose of the Company’s securities, subject to certain exceptions. The Placement Agent may waive the terms of these lock-up agreements in its sole discretion and without notice.

Pursuant to the Agreement, the Placement Agent agreed to act on a reasonable “best efforts” basis, in connection with the offering. The Company agreed to pay the Placement Agent an aggregate cash fee of 8.0% of the gross proceeds from the sale of securities in the offering, a 1% management fee of the gross proceeds and reimburse certain out-of-pocket expenses. As additional compensation to the Placement Agent, in connection with the Transactions, the Company issued to the Placement Agent (or its designees) a warrant (the “Placement Agent Warrant”) to purchase an aggregate of 250,000 shares of Common Stock (the “Placement Agent Warrant Shares”), equal to 5% of the aggregate number of shares of Common Stock sold in the offering, at an exercise price per share equal to $1.0625, which is equal to 125% of the offering price of the Shares. The Placement Agent Warrants are exercisable six (6) months from the date of issuance and expire on the five-year anniversary of Initial Exercise Date (as defined in the Placement Agent Warrant). The Placement Agent Warrant may be exercisable via “cashless exercise” in certain circumstances.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act of 1933, as modified by the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act.” As such, we take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (iii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. As a result, our stockholders may not have access to certain information they deem important. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year (a) following the fifth anniversary of the date of the first sale of the Company’s common stock, (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which Calidi is deemed to be a large accelerated filer, which means the market value of our common stock that are held by non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act of 1933, as long as it is an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Corporate Information

Our principal executive offices are located at 4475 Executive Drive, Suite 200, San Diego, California 92121. Our telephone number is (858) 794-9600. Our website address is www.calidibio.com. The references to our website in this prospectus are inactive textual references only. The information on our website is neither incorporated by reference into this prospectus nor intended to be used in connection with this offering. We have included our website address in this prospectus as an inactive textual reference only and not as an active hyperlink.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC, which are incorporated by reference into this prospectus.

Our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected by these risks. For more information about our SEC filings, please see “Where You Can Find More Information”.

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USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, including to support research and development, including clinical trials, and general corporate purposes.

DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock, together with any additional information we include in any applicable prospectus supplement or any related free writing prospectus, summarizes the material terms and provisions of our common stock and the preferred stock that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of our common stock and preferred stock, please refer to our articles of incorporation and our bylaws that are incorporated by reference into the registration statement of which this prospectus is a part. The summary below and that contained in any applicable prospectus supplement or any related free writing prospectus are qualified in their entirety by reference to our articles of incorporation and our bylaws.

Common Stock

We are authorized to issue 330,000,000 shares of common stock, $0.0001 par value per share, of which Three Hundred Twelve Million (312,000,000) are designated as Voting Common Stock (“Common Stock”) and Eighteen Million (18,000,000) are designated as Non-Voting Common Stock (the “Non-Voting Common Stock”). As of January 10, 2025, there were 27,881,677 shares of common stock issued and outstanding. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

Voting Power

Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, including the election of directors, and do not have cumulative voting rights. Accordingly, the holders of a plurality of votes cast can elect all of the directors standing for election, if they so choose, other than any directors that holders of any preferred stock may issue may be entitled to elect. Subject to supermajority votes for some matters, other matters shall be decided by the affirmative vote of our stockholders having a majority in voting power of the votes cast by the stockholders present or represented and voting on such matter.

The shares of Non-Voting Common Stock shall automatically convert into shares of Common Stock on a one-to-one basis at such time that such shares of Non-Voting Common Stock are released from the escrow account holding such shares in accordance with the Merger Agreement and the escrow agreement governing such escrow account.

Dividends

Subject to applicable law and the rights and preferences, if any, of any holders of any outstanding series of Preferred Stock, holders of Common Stock will be entitled to receive dividends when, as and if declared by the Board, payable either in cash, in property or in shares of capital stock.

Liquidation, Dissolution and Winding Up

Upon our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to any holders of preferred stock having liquidation preferences, if any, the holders of Common Stock will be entitled to receive pro rata our remaining assets available for distribution.

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Preemptive or Other Rights

Holders of Common Stock are not be entitled to preemptive rights, and the Common Stock is not subject to conversion, redemption or sinking fund provisions.

Election of Directors

The Charter and the Bylaws establish a classified board of directors that is divided into three classes with staggered three-year terms. Only the directors in one class are subject to election by a plurality of the votes cast at each annual meeting of stockholders, with the directors in the other classes continuing for the remainder of their respective three-year terms. Our Charter does not provide for cumulative voting for the election of directors.

Preferred Stock

We are authorized to issue up to 1,000,000 shares of our Preferred Stock, par value $0.0001 per share, from time to time in one or more series. As of the date of this prospectus, there were no shares of our Preferred Stock issued and outstanding.

Our Charter provides that shares of preferred stock may be issued from time to time in one or more series. The Board is authorized to establish the number of shares to be included in each such series, to fix the designation, vesting, powers (including voting powers), preferences and relative, participating, optional or other rights (and the qualifications, limitations or restrictions thereof) of the shares of each such series and to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series, in each case without further vote or action by the stockholders. The Board is able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of Common Stock and could have anti-takeover effects. The ability of the Board to issue preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change of control of us or the removal of our existing management.

Issuance of Preferred Stock

A prospectus supplement relating to the issuance of preferred stock being offered will include specific terms relating to the offering. Such prospectus supplement will include:

●	the title and stated or par value of the preferred stock;

●	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

●	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

●	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

●	the provisions for a sinking fund, if any, for the preferred stock;

●	any voting rights of the preferred stock;

●	the provisions for redemption, if applicable, of the preferred stock;

●	any listing of the preferred stock on any securities exchange;

●	the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price or the manner of calculating the conversion price and conversion period;

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●	if appropriate, a discussion of Federal income tax consequences applicable to the preferred stock; and

●	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

The terms, if any, on which the preferred stock may be convertible into or exchangeable for our common stock will also be stated in the preferred stock prospectus supplement. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of shares of our common stock to be received by the holders of preferred stock would be subject to adjustment.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of preferred stock or common stock. Warrants may be issued independently or together with any preferred stock or common stock, and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent specified in the agreement and us. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of some provisions of the securities warrants is not complete. You should refer to the securities warrant agreement, including the forms of securities warrant certificate representing the securities warrants, relating to the specific securities warrants being offered for the complete terms of the securities warrant agreement and the securities warrants. The securities warrant agreement, together with the terms of the securities warrant certificate and securities warrants, will be filed with the SEC in connection with the offering of the specific warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

●	the title of the warrants;

●	the aggregate number of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

●	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

●	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

●	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

●	the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	if appropriate, a discussion of Federal income tax consequences; and

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●	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants for the purchase of common stock or preferred stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any securities warrants to purchase preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the common stock or preferred stock purchasable upon exercise, including in the case of securities warrants for the purchase of common stock or preferred stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of shares of common stock, shares of preferred stock or warrants or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

●	the terms of the units and of any of the common stock, preferred stock and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units; and

●	a description of the provisions for the payment, settlement, transfer or exchange of the units.

Transfer Agent and Registrar

The transfer agent for our common stock is Equiniti Trust Company, LLC. The transfer agent’s address is 6201 15th Avenue, Brooklyn, NY 11219.

Listing

Our common stock is currently traded on the NYSE American LLC under the symbol “CLDI”.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

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●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

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Continuous Offering Program

Without limiting the generality of the foregoing, we may enter into a continuous offering program equity distribution agreement with a broker-dealer, under which we may offer and sell shares of our common stock from time to time through a broker-dealer as our sales agent. If we enter into such a program, sales of the shares of common stock, if any, will be made by means of ordinary brokers’ transactions on the NYSE at market prices, block transactions and such other transactions as agreed upon by us and the broker-dealer. Under the terms of such a program, we also may sell shares of common stock to the broker-dealer, as principal for its own account at a price agreed upon at the time of sale. If we sell shares of common stock to such broker-dealer as principal, we will enter into a separate terms agreement with such broker-dealer, and we will describe this agreement in a separate prospectus supplement or pricing supplement.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our common stock all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act of 1934 (the “Exchange Act”). Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Sichenzia Ross Ference Carmel LLP, New York, New York.

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EXPERTS

The consolidated financial statements of Calidi Biotherapeutics, Inc., as of December 31, 2023 and 2022 and for each of the two years in the period ended December 31, 2023, as appearing in Calidi Biotherapeutics, Inc.’s Current Report on Form 8-K dated January 10, 2025, for the year ended December 31, 2023 have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed our registration statement on Form S-3 with the SEC under the Securities Act of 1933, as may be amended. We also file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC, including the registration statement and the exhibits to the registration statement, at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington D.C. 20549. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public at the SEC’s web site at www.sec.gov. These documents may also be accessed on our web site at www.calidibio.com. Information contained on our web site is not incorporated by reference into this prospectus and you should not consider information contained on our web site to be part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us as indicated above. Other documents establishing the terms of the offered securities are filed as exhibits to the registration statement or will be filed through an amendment to our registration statement on Form S-3 or under cover of a Current Report on Form 8-K and incorporated into this prospectus by reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement. We incorporate by reference in this prospectus the following information (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

●	our Annual Report on Form 10-K for the years ended December 31, 2023, which were filed with the SEC on March 15, 2024;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024, and September 30, 2024 which were filed with the SEC on May 14, 2024, August 13, 2024, and November 12, 2024, respectively;

●	our Current Reports on Form 8-K filed with the SEC on March 12, 2024; April 1, 2024; April 18, 2024; April 19, 2024; May 16, 2024; May 17, 2024; May 31, 2024; June 4, 2024; June 12, 2024; June 26, 2024; July 8, 2024; July 15, 2024; July 29, 2024; August 20, 2024; September 24, 2024; September 30, 2024; October 11, 2024; October 18, 2024 ; October 24, 2024; November 13, 2024; November 15, 2024; January 10, 2025; and January 10, 2025.

●	the description of our common stock contained in Exhibit 4.(vi) of our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 15, 2024, which updated the description contained in our Registration Statement on Form 8-A (File No. 001-40789); and

●	all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering.

We also incorporate by reference any future filings (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the common stock made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus.

The information about us contained in this prospectus should be read together with the information in the documents incorporated by reference. You may request a copy of any or all of these filings, at no cost, by writing to, or calling us, at: Calidi Biotherapeutics, Inc., 4475 Executive Drive, Suite 200, San Diego, California 92121, Attention: Wendy Pizarro, Chief Legal Officer and Secretary, telephone number (858) 794-9600.

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$25,000,000

Common Stock

Preferred Stock

Warrants

Units

CALIDI BIOTHERAPEUTICS, INC.

Prospectus

            , 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the Registrant in connection with this offering, other than underwriting commissions and discounts, all of which are estimated except for the SEC registration fee.

Item	Amount
SEC registration fee		$3,828
FINRA filing fee		$4,250
Printing and engraving expenses	$		*
Legal fees and expenses	$		*
Accounting fees and expenses	$		*
Transfer agent and registrar’s fees and expenses	$		*
Miscellaneous expenses	$		*
Total	$		*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time. In accordance with Rule 430B, the applicable prospectus supplement will set forth the estimated amount of expenses of any offering of securities.

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides, in general, that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The registrant’s amended and restated certificate of incorporation and amended and restated bylaws together provide for indemnification by the registrant of its directors and officers to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (4) for any transaction from which the director derived an improper personal benefit. The registrant’s amended and restated certificate of incorporation provides for such limitation of liability to the fullest extent permitted by the DGCL.

II-1

The registrant has entered into, and expects to continue to enter into, indemnification agreements with each of its directors and executive officers. These agreements provide that the registrant will indemnify each of its directors and such officers to the fullest extent permitted by law.

The registrant maintains insurance policies that indemnify its directors and officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his or her capacity as such.

Certain of the registrant’s non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of the registrant’s board of directors.

Item 16. Exhibits.

Exhibit
Number	Description of Document
1.1	Form of Underwriting Agreement.*
2.1	Agreement and Plan of Merger, dated as of January 9, 2023, by and among First Light Acquisition Group, Inc., FLAG Merger Sub, Inc., Calidi, First Light Acquisition Group, LLC and Allan Camaisa (incorporated by reference to Exhibit 2.1 to Form 8-K filed on January 9, 2023).
2.2	Amendment No. 1, dated as of February 9, 2023, to Agreement and Plan of Merger, dated as of January 9, 2023, by and among First Light Acquisition Group, Inc., FLAG Merger Sub, Inc., Calidi, First Light Acquisition Group, LLC and Allan Camaisa (incorporated by reference to Exhibit 2.1 to Form 8-K filed on February 10, 2023).
2.3	Amendment No. 2, dated as of June 16, 2023, to Agreement and Plan of Merger, dated as of January 9, 2023, by and among First Light Acquisition Group, Inc., FLAG Merger Sub, Inc., Calidi, First Light Acquisition Group, LLC and Allan Camaisa (incorporated by reference to Exhibit 2.1 to Form 8-K filed on June 23, 2023).
3.1	Second Amended And Restated Certificate of Incorporation of the Company. (incorporated by reference to Exhibit 3.1 to Form 8-K filed on September 19, 2023).
3.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to Form 8-K filed on September 19, 2023).
3.3	First Amendment to Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to Form 8-K filed on March 1, 2024).
3.4	First Certificate of Amendment to Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Form 8-K filed on July 15, 2024)
4.1	Form of Certificate of Designation.*
4.2	Form of Preferred Stock Certificate.*
4.3	Form of Warrant Agreement.*
4.4	Form of Warrant Certificate.*
4.5	Form of Stock Purchase Agreement.*
4.6	Form of Unit Agreement.*
5.1	Opinion of Sichenzia Ross Ference Carmel LLP.
23.1	Consent of Marcum LLP
23.2	Consent of Sichenzia Ross Ference Carmel LLP (contained in Exhibit 5.1).
107	Filing Fee Table.

*	To be filed by amendment or by a Current Report on Form 8-K and incorporated by reference herein.

II-2

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

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(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on January 10, 2025.

Calidi Biotherapeutics, Inc.

By:	/s/ Allan J. Camaisa
Name:	Allan J. Camaisa
Title:	Chairman and Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Andrew Jackson
Name:	Andrew Jackson
Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)

Each person whose signature appears below constitutes and appoints Allan J. Camaisa and Andrew Jackson, and each of them severally, as his true and lawful attorney in fact and agent, with full powers of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Allan J. Camaisa	January 10, 2025
Allan J. Camaisa
Chief Executive Officer and Director (Principal Executive Officer)

/s/ Andrew Jackson	January 10, 2025
Andrew Jackson
Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Alan Stewart	January 10, 2025
Alan Stewart
Director

/s/ James Schoeneck	January 10, 2025
James Schoeneck
Director

/s/ Scott Leftwich	January 10, 2025
Scott Leftwich
Director

/s/ George Peoples	January 10, 2025
George Peoples
Director

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